016570| 003590|127C|RESTRICTED||4|057-423

UNIT

Healthy Fast Food Inc.

UNIT

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ AND GOLDEN, CO

Certificate Number
ZQ 000000

Shares
600620****
600620**
****600620****
*****600620***
******600620**

HEALTHY FAST FOOD, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

EACH UNIT CONSISTS OF ONE SHARE OF COMMON STOCK, $0.01 PAR VALUE, ONE REDEEMABLE CLASS A WARRANT AND TWO NON-REDEEMABLE CLASS B WARRANTS

CUSIP 42223Y 20 7

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT MR. SAMPLE & MRS. SAMPLE & MR. SAMPLE & MRS. SAMPLE

is the owner of ***SIX HUNDRED THOUSAND SIX HUNDRED AND TWENTY***

Units described above, each of which consists of one share of common stock, $0.001 par value, of Healthy Fast Food, Inc. (the "Common Stock") and one redeemable Class A Warrant and two non-redeemable Class B Warrants, each warrant to purchase one share of Common Stock. On or prior to the Separation Time (as defined herein), the securities evidenced by this certificate may be combined, exchanged or transferred only as Units, and the Common Stock and Class A Warrants and Class B Warrants evidenced by this certificate may not be split up, exchanged or traded separately. The Units may separate into shares of Common Stock and Class A Warrants and Class B Warrants as of the close of business on April 18, 2008 (the "Separation Time"). The shares of Common Stock and the Class A Warrants and Class B Warrants comprising the Units shall be separately tradable commencing on the first day after the Separation Time on which the OTC Bulletin Board is open for trading. The Class Warrants and Class B Warrants comprising part of the Units are issued under and pursuant to a certain Warrant Agreement dated as of March 19, 2008 (the "Warrant Agreement"), between Healthy Fast Food, Inc. and Computershare, Inc. and its wholly-owned subsidiary Computershare Trust Company, N.A. as Warrant Agent (the "Warrant Agent"), and are subject to the terms and provisions contained therein and on the face of the certificates covered thereby, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof.

Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent and Registrar or may be obtained upon written request addressed to Healthy Fast Food, Inc., 1075 American Pacific, Suite C, Henderson, Nevada 89074, Attention: Chief Financial Officer.

This Unit Certificate is not valid until countersigned by the Warrant Agent and Registrar of the Company.

IN WITNESS WHEREOF, Healthy Fast Food, Inc. has caused this Unit Certificate to be duly executed manually or in facsimile by its duly authorized officers.

DATED <<Month Day, Year>>

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

By ______________________
AUTHORIZED SIGNATURE

Henry E. Cartwright
President

HEALTHY FAST FOOD, INC. SEAL 2005 Nevada

Gregory R. Jonson
Secretary

SECURITY INSTRUCTIONS ON REVERSE

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Healthy Fast Food Inc.

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

CUSIP	XXXXXX XX X
Holder ID	XXXXXXXXXX
Insurance Value	1,000,000.00
Number of Shares	123456
DTC	12345678 123456789012345

Certificate Numbers	Num/No.	Denom.	Total
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			**7**

HEALTHY FAST FOOD, INC.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT- ....Custodian .... (Cust) (Minor)
TEN ENT	- as tenants by the entireties	under Uniform Gifts to Minors Act .... (State)
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT ....Custodian (until age. . .)........... (Cust) (Minor) under Uniform Transfers to Minors Act.......... (State)

Additional abbreviations may also be used though not in the above list.

The Registered Holder hereby is entitled, at any time after the Separation Time (as defined on the face hereof) to exchange the Units represented by this Unit Certificate for Common Stock Certificate(s) representing one share of Common Stock for each Unit represented by this Unit Certificate, a Class A Warrant Certificate(s) representing one redeemable Class A Warrant for each Unit represented by this Unit Certificate and a Class B Warrant Certificate(s) representing two non-redeemable Class B Warrants for each Unit represented by this Unit Certificate upon surrender of this Unit Certificate to the Warrant Agent and Registrar together with any documentation required by such Agent.

REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE FACE HEREOF, AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FACE OF THIS CERTIFICATE. COPIES OF THE WARRANT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE WARRANT AGENT AND REGISTRAR, COMPUTERSHARE TRUST COMPANY, INC.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received, ____________________________ hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

____ Shares

of the unit represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint

____ Attorney

to transfer the said units on the books of the within-named Corporation with full power of substitution in the premises.

Dated: ______________________________ 20 ______________

Signature: ______________________________

Signature: ______________________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

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